Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Noven Pharmaceuticals, Inc. on Form S-8 of our report dated February 26, 2004, appearing in the Annual Report on Form 10-K of Noven Pharmaceuticals, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
November 5, 2004